Exhibit 99.1

JLG Industries, Inc. 1 JLG Drive McConnellsburg, PA 17233-9533 Telephone (717) 485-5161 Fax (717) 485-6417 www.jlg.com	Press Release FOR IMMEDIATE RELEASE Contact: Juna Rowland Vice President — Corporate & Investor Relations (240) 313-1816, ir@jlg.com

JLG AWARDED U.S. ARMY CONTRACT

Machines to be used in overseas military operations

     McCONNELLSBURG, PA, APRIL 28, 2005 – JLG Industries, Inc. (NYSE: JLG) announced that the Company has been awarded a $6.7 million contract from the Department of the Army for All-Terrain Lifter Army System (“ATLAS”) vehicles for use in overseas military operations. These machines are particularly suited to operating in rough terrain conditions and can move over the desert in Iraq or the mountainous landscape in Afghanistan, and they will provide much needed equipment for troops building schools, bridges and other types of projects in these countries. The contract completion date is September 30, 2007.

     “Construction of sewer lines, roads and infrastructure facilities remains a critical component to advancing democracy in these regions,” said Congressman Bill Shuster, a member of the Armed Services Committee. “JLG Industries and Fulton County will play an important role in helping to rebuild Iraq and Afghanistan because of this contract, and this funding will provide good jobs for residents across the county.”

     “Consistent with our strategic initiatives to expand our customer base, winning this contract helps us achieve our longer term goals as well as providing the necessary equipment for our troops,” commented David Peacock, Director, Military Programs of JLG. “Supporting our customers is very important to us, and our commitment to offer our customers value-add products and services continues to drive JLG’s position as the world’s leading producer of access equipment.”

     JLG Industries, Inc. is the world’s leading producer of access equipment (aerial work platforms and telehandlers) and highway-speed telescopic hydraulic excavators. The Company’s diverse product portfolio encompasses leading brands such as JLG® aerial work platforms; JLG, SkyTrak®, Lull® and Gradall® telehandlers; Gradall excavators; and an array of complementary accessories that increase the versatility and efficiency of these products for end users. JLG markets its products and services through a multi-channel approach that includes a highly trained sales force and utilizes a broad range of marketing techniques, integrated supply programs and a network of distributors in the industrial, commercial, institutional and construction markets. In addition, JLG offers world-class after-sales service and support for its customers. JLG’s manufacturing facilities are located in the United States, Belgium, and France, with sales and service operations on six continents.

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JLG Industries, Inc. – page 2

     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) limitations on customer access to credit for purchases; (iv) credit risks from our financing of customer purchases; (v) interest and foreign currency exchange rates; and (vi) costs of raw materials and energy, as well as other risks as detailed in the Company’s SEC reports, including the report on Form 10-Q for the quarter ended April 30, 2004.

For more information, visit www.jlg.com.

NOTE: Information contained on our website is not incorporated by reference into this press release.

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